Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF TEXAS

AUSTIN DIVISION

IN RE: VALENCE TECHNOLOGY, INC., Debtor.	§ § § § § § §	Chapter 11 CASE NO. 12-11580-CAG

FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING

DEBTOR’S FIRST AMENDED CHAPTER 11 PLAN OF REORGANIZATION

The Debtor’s First Amended Chapter 11 Plan of Reorganization (the “Plan”) having been filed with the Bankruptcy Court by Valence Technology, Inc., as debtor and debtor-in-possession (the “Debtor”), on September 20, 2013 [Docket No. 441]; and the supplement to the Plan (as the documents contained therein may be further amended or supplemented, the “Plan Supplement”) having been filed with the Bankruptcy Court by the Debtor on November 8, 2013 [Docket No. 493]; and the Bankruptcy Court having entered, after due notice and a hearing, an order [Docket No. 445] (the “Disclosure Statement Order”), dated September 23, 2013, (i) approving the proposed disclosure statement (the “Disclosure Statement”), (ii) approving the procedures to solicit acceptances of the Plan and (iii) scheduling a hearing and establishing notice and objection procedures for confirmation of the Plan (the “Confirmation Hearing”); and the Disclosure Statement and Plan having been distributed or made available to holders of Claims against the Debtor and other parties-in-interest as provided in the Disclosure Statement Order; and the hearing to consider confirmation of the Plan having been held before the Bankruptcy Court on November 13, 2013 (the “Confirmation Hearing”); and due notice of the Plan and the Confirmation Hearing having been provided to holders of Claims against the Debtor and other parties-in-interest in accordance with the Disclosure Statement Order, title 11 of the United States Code (the “Bankruptcy Code”), and the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and such notice being sufficient under the circumstances and no further notice being required; and no objections to confirmation of the Plan having been filed; and the impaired Classes of Claims having approved the Plan; and upon all of the proceedings had before the Bankruptcy Court and upon the arguments of counsel and all of the evidence adduced at the Confirmation Hearing; and the Bankruptcy Court having determined, based upon all of the foregoing, that the Plan should be confirmed, as reflected by the Bankruptcy Court’s rulings made herein and at the Confirmation Hearing; and after due deliberation and sufficient cause appearing therefor, the Bankruptcy Court hereby

FINDS, DETERMINES and CONCLUDES THAT:

A.     Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

Jurisdiction and Venue

B.     Exclusive Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). The Bankruptcy Court has jurisdiction over the Debtor’s Chapter 11 Case (as defined herein) pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(6) and the Bankruptcy Court has jurisdiction to enter a final order with respect thereto. The Debtor is an eligible debtor under section 109 of the Bankruptcy Code. Venue is proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409.

Chapter 11 Case

C.     Commencement of the Chapter 11 Case. On July 12, 2012 (the “Commencement Date”), the Debtor commenced with the Bankruptcy Court a voluntary case under chapter 11 of the Bankruptcy Code (the “Chapter 11 Case”). The Debtor has been operating its business and managing its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee has been appointed in the Chapter 11 Case.

D.     Official Committee of Unsecured Creditors. On August 8, 2012, the United States Trustee for the Western District of Texas (the “U.S. Trustee”) appointed a committee of unsecured creditors (the “Creditors’ Committee”).

E.     Judicial Notice. The Bankruptcy Court takes judicial notice, as appropriate, of proofs of claim filed in the Chapter 11 Case and the docket of the Chapter 11 Case maintained by the Clerk of the Bankruptcy Court and pleadings reflected therein, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Case.

Solicitation and Notice

F.     Solicitation and Notice. On September 23, 2013, the Bankruptcy Court entered the Disclosure Statement Order, which, among other things, approved the Disclosure Statement, finding that it contained “adequate information” within the meaning of section 1125 of the Bankruptcy Code, and established procedures for the Debtor’s solicitation of votes on the Plan. The Disclosure Statement, the Plan, the Ballots (as defined in the Disclosure Statement Order), the notice of the Confirmation Hearing, the cover letter, the Notice to Shareholders and the Disclosure Statement Order (collectively, the “Solicitation Materials”) were served in compliance with the Bankruptcy Rules and the Disclosure Statement Order.

G.     Voting. Votes on the Plan were solicited after disclosure to holders of Claims against the Debtor of “adequate information” as defined in section 1125 of the Bankruptcy Code. Votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith and in a manner consistent with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules for the United States Bankruptcy Court for the Western District of Texas (the “Local Rules”).

H.     Plan Supplement. On November 8, 2013, the Debtor filed the Plan Supplement, attaching the following documents:

1.	Form of Amended and Restated Loan Agreement;
2.	Form of Amended and Restated Promissory Note (“New Claim Note”);
3.	Form of Promissory Note (“New Loan Note”);

4.	Form of Amended and Restated Security Agreement;
5.	Form of Pledge Agreement;
6.	Form of Irrevocable Stock Power;
7.	Form of UCC Financing Statement;
8.	Form of UCC Financing Statement Amendment (File No. 1119096 1);
9.	Form of UCC Financing Statement Amendment (File No. 1135187 8);
10.	Description of New Valence Stock;
11.	2013 Equity Incentive Plan;
12.	Description of securities to be issued under the 2013 Equity Incentive Plan;
13.	Form of Third Amended and Restated Certificate of Incorporation;
14.	Form of Fifth Amended and Restated Bylaws; and
15.	List of Assumed Unexpired Leases and Executory Contracts and Cure Amount, If Any.

All of the foregoing are subject to modification and approval by Berg & Berg as deemed necessary by Berg & Berg in its sole discretion. All such documents comply with the terms of the Plan, and the filing and notice of such documents was good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and no other or further notice is or shall be required.

I.     No Objections. The deadline to object to the confirmation of the Plan was October 21, 2013 and as of the date of the confirmation hearing, which was November 13, 2013 at 1:30 p.m., no objections were filed with the Court, and no oral objections were made on the record by any party. All objections are therefore barred. See In re Cypresswood Land Partners, I, 409 B.R. 396, 420 (Bankr. S.D. Tex. 2009); Fed. R. Bankr. P. 3020(b)(1).

Compliance with the Requirements of Section 1129 of the Bankruptcy Code

J.     Burden of Proof. The Debtor, as the proponent of the Plan, has met its burden of proving the elements of section 1129 of the Bankruptcy Code.

K.     Bankruptcy Rule 3016(a). The Plan is dated and identifies the Debtor as the Plan proponent, thereby satisfying Bankruptcy Rule 3016(a).

L.     Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

1.     Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). As required by section 1123(a)(1), in addition to Administrative Expense Claims and Priority Tax Claims, which need not be classified, Articles III and IV of the Plan designate 11 Classes of Claims against and Equity Interests in the Debtor. As required by section 1122(a) of the Bankruptcy Code, the Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not effect unfair discrimination between holders of Claims and Equity Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

2.     Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Articles III and IV of the Plan specify that Classes 1, 3 and 7 are unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

3.     Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Articles III and IV of the Plan specify that Classes 2, 4, 5, 6, 8, 9, 10 and 11 are impaired and Article IV of the Plan sets forth the treatment of such impaired Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

4.     No Discrimination (11 U.S.C. § 1123(a)(4)). Article IV of the Plan provides for the same treatment by the Debtor of each Claim or Equity Interest in each respective Class unless the holder of a particular Claim has agreed to a less favorable treatment in respect of such Claim, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

5.     Implementation of the Plan (11 U.S.C. § 1123(a)(5)). As required by section 1123(a)(5), Articles V, VII and X of the Plan provide for adequate means for implementation of the Plan, including without limitation: (a) the cancellation of the Debtor’s securities, instruments and other obligations; (b) the entry into and incurrence of new indebtedness under the New Loan; (c) the authorization and issuance of the New Valence Stock; (d) the corporate documents that will govern the Reorganized Debtor after the Effective Date; (e) the cancellation of certain existing agreements, obligations, instruments and interests; and (f) the execution, delivery, filing, or recording of all contracts, instruments, releases and other agreements.

6.       Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Third Amended and Restated Certificate of Incorporation of the Reorganized Debtor provides that all authorized shares common stock and preferred stock of the Reorganized Debtor will have voting rights, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

7.       Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). Article VII of the Plan contain provisions with respect to the manner of selection of the board of directors of the Reorganized Debtor and the officers of the Reorganized Debtor that are consistent with the interests of creditors, equity security holders and public policy, and the Disclosure Statement and the Plan identify the individuals proposed to serve as directors and officers of the Reorganized Debtor, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

8.       Additional Plan Provisions (11 U.S.C. § 1123(b)). The additional provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code.

9        Impairment/Unimpairment of Any Class of Claims or Interests (§ 1123(b)(1)). Pursuant to the Plan, Classes 1, 3 and 7 are unimpaired and Classes 2, 4, 5, 6, 8, 9, 10 and 11 are impaired, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

10.     Assumption and Rejection of Executory Contracts (11 U.S.C. § 1123(b)(2)). Article X of the Plan provides for the rejection of the executory contracts and unexpired leases of the Debtor as of the Effective Date, except for certain specified types of executory contracts and unexpired leases, as contemplated by section 1123(b)(2) of the Bankruptcy Code.

11.     Other Appropriate Provisions (11 U.S.C. § 1123(b)(6)). The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code.

12.     Cure of Defaults (11 U.S.C. § 1123(d)). Section 10.4 of the Plan provides for the satisfaction of cure claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. The cure amounts identified in the Assumption Schedule represent the amounts, if any, that the Debtor proposes to pay in full and complete satisfaction of such default claims. Any disputed cure amounts will be determined in accordance with the underlying agreements and applicable bankruptcy and non-bankruptcy law. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

M.     The Debtor’s Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtor has complied with the applicable provisions of the Bankruptcy Code. Specifically:

1.	The Debtor is an eligible debtor under section 109 of the Bankruptcy Code;

2.	The Debtor has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

3.

The Debtor has complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules in transmitting the Plan, the Disclosure Statement, the Ballots and related documents and notices and in soliciting and tabulating the votes on the Plan.

N.     Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtor has proposed the Plan (including the Plan Supplement and all other documents necessary to effectuate the Plan) in good faith and not be any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtor’s good faith is evidenced by the facts and record of the Chapter 11 Case, the Disclosure Statement and the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Case. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtor’s estate and to effectuate a successful reorganization of the Debtor. The Plan was negotiated at arms’ length among representatives of the Debtor, the Pre-petition Secured Lender, the Creditors’ Committee and their respective advisors. Further, the Plan’s classification, indemnification, exculpation, release and injunction provisions have been negotiated in good faith and at arms’ length, are consistent with sections 105, 1122, 1123(b)(6), 1129 and 1142 of the Bankruptcy Code, and are each necessary for the Debtor’s successful reorganization.

O.     Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtor for services or for costs and expenses in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

P.     Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)). The Debtor has complied with section 1129(a)(5) of the Bankruptcy Code. The identity of the Persons to serve as of the Effective Date as members of the board of directors of the Reorganized Debtor are disclosed in the Plan, to the extent known at the time the Plan was filed. The initial officers of the Reorganized Debtor (with the exception of Randall Adleman, who resigned his position with the Debtor after the Plan was filed and before the Confirmation Hearing), are disclosed in the Plan and, in any event, shall be the officers of the Debtor immediately prior to the Effective Date. The appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against the Debtor and with public policy.

Q.     No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate changes over which a governmental regulatory commission has jurisdiction. Accordingly, Section 1129(a)(6) of the Bankruptcy Code is inapplicable in the Chapter 11 Case .

R.     Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The “best interests” test is satisfied with respect to each impaired Class. As demonstrated by the liquidation analysis attached to the Disclosure Statement, which employed commonly accepted methodologies and reasonable assumptions, each holder of an impaired Claim against or Equity Interest in the Debtor either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date. Accordingly, the Plan satisfies section 1129(a)(7) of the Bankruptcy Code.

S.     Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Classes 1, 3 and 7 are unimpaired by the Plan and, accordingly, holders of Claims in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 6, 8 and 9 (the “Accepting Impaired Classes”), which are impaired by the Plan and entitled to vote, have voted to accept the Plan, in accordance with section 1126(b) and (c) of the Bankruptcy Code. No Class has voted to reject the Plan. Classes 10 and 11 (the “Deemed Rejecting Class”) are impaired by the Plan and not entitled to receive or retain any property under the Plan, and therefore, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

T.     Treatment of Administrative Expense Claims, Priority Tax Claims and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Expense Claims, Priority Tax Claims and Other Priority Claims pursuant to Article II of the Plan satisfies the requirements of sections 1129(a)(9) of the Bankruptcy Code.

U.     Acceptance By Impaired Class of Claims (11 U.S.C. § 1129(a)(10)). Classes 6, 8 and 9, each of which is impaired under the Plan and entitled to vote, voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10).

V.     Feasibility (11 U.S.C. § 1129(a)(11)). The information in the Disclosure Statement and evidence proffered or adduced at the Confirmation Hearing (1) is persuasive and credible, (2) has not been controverted by other evidence and (3) establishes that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtor being able to meet its financial obligations under the Plan and its business in the ordinary course, and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtor, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

W.     Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees due and payable pursuant to section 1930 of chapter 123 of title 28, United States Code, as determined by the Bankruptcy Code, have been or will be paid on the Effective Date pursuant to Section 16.3 of the Plan by the Debtor, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

X.     Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtor is not obligated to pay any retiree benefits (within the meaning of section 1114 of the Bankruptcy Code). Accordingly, the requirements of section 1129(a)(13) of the Bankruptcy Code are inapplicable in the Chapter 11 Case.

Y.     No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtor is not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in the Chapter 11 Case.

Z.     The Debtor Is Not an Individual (11 U.S.C. § 1129(a)(15)). The Debtor is not an individual. Accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in the Chapter 11 Case.

AA.      No Applicable Non-Bankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtor is a moneyed, business, or commercial corporation. Accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in the Chapter 11 Case.

BB.     Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in the Chapter 11 Case, and accordingly, section 1129(c) of the Bankruptcy Code is inapplicable in the Chapter 11 Case.

CC.     Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, thereby satisfying section 1129(d) of the Bankruptcy Code.

DD.     Not a Small Business Case (11 U.S.C. § 1129(e)). The Chapter 11 Case is not a small business case. Accordingly, section 1129(e) of the Bankruptcy Code is not applicable in the Chapter 11 Case.

Compliance with the Requirements of Section 1125 of the Bankruptcy Code

EE.     Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Court, (1) the Debtor is deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation, and (2) the Debtor, the Reorganized Debtor and all of their respective directors, officers, employees, attorneys, investment bankers, financial advisors, restructuring consultants, accountants, appraisers and tax advisors shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Section 13.9 of the Plan.

Compliance with the Requirements of Section 1126 of the Bankruptcy Code

FF.     Acceptance of Plan (11 U.S.C. § 1126). Pursuant to section 1126 of the Bankruptcy Code, the Plan has been accepted by the Accepting Impaired Classes.

Additional Conclusions of Law

GG.     The Court further finds that with respect to the equity classes, classes 10 and 11, “the plan does not discriminate unfairly, and is fair and equitable, with respect to each class of claim or interest that is impaired under, and has not accepted the plan.” 11 U.S.C. § 1129(b). From the testimony at the hearing and the judicial record including, but not limited to, the Court’s findings of fact and conclusions of law on the Motion to Compel Appointment of Equity Committee [Docket No. 208], the fair value of the Debtor is less than the amount of outstanding claims. When the enterprise value of the debtor does not exceed the amount of allowed and outstanding claims, then cancellation of pre-petition stock does not violate the absolute priority rule. In re Bush Industries, Inc., 315 B.R. 292, 307 (Bankr. W.D.N.Y. 2004) (“Although the bankruptcy process strives to maximize recovery, some right or interest is compromised in virtually every case. Balancing the interests of all parties, the Bankruptcy Code must apply the statutory and legal standards of fair distribution.”); In re Cypresswood Land Partners, I, 409 B.R. 396, 435 (Bankr. S.D. 2009) (“Given there is no equity in the Property, the Amended Plan properly provides that the partnership interest holders in Class 5 receive nothing.”). The Court finds that the Plan is fair and equitable in its treatment of classes 10 and 11.

HH.     With respect to feasibility, the “Fifth Circuit has held that a debtor must show by a preponderance of evidence that a plan is feasible, which means that it is not likely to be followed by liquidation or further financial request.” In re Mangia Pizza Investments, LP, 480 B.R. 669, 702 (Bankr. W.D. Tex. 2012), citing In re Save Our Springs Alliance, 632 F.2d 168, 172 (5th Cir. 2011). The Fifth Circuit set forth a six-part test in deciding whether a plan is feasible. Id. at 173. Those six factors are described as follows: (i) the adequacy of the debtor’s capital structure; (ii) the earning power of the debtor’s business; (iii) economic conditions; (iv) the ability of the debtor’s management; (v) the probability of the continuation of the same management; and (vi) any other related matter that may determine the prospects of successful operations to enable performance of the plan. Id. at 173 n.6 (citation omitted). Each of the listed factors was addressed at the confirmation hearing by the Debtor’s CEO. The Court finds and concludes that the Debtor has met the test set forth in the Save Our Springs Alliance case with respect to feasibility and that the Plan is feasible.

Implementation of the Plan

II.     The terms of the Plan, including without limitation the Plan Supplement and all exhibits and schedules thereto and all other documents filed in connection with the Plan and/or executed or to be executed in connection with the transactions contemplated by the Plan, and all amendments and modifications of any of the foregoing, including, without limitation, the New Loan and all related exhibits and supplements (collectively, the “Plan Documents”) are incorporated by reference and except as addressed herein or in any future order of the Bankruptcy Court contemplated by this Confirmation Order, are proper in all respects, and constitute an integral part of this Confirmation Order. Included in the aforementioned modifications is the term “Avoidance Actions” in Article I (Definitions) of the Plan, which is replaced in its entirety with the following: “Avoidance Actions” means any and all claims of the Debtor’s estate that could be brought under Chapter 5 of the Bankruptcy Code, including, but not limited to, sections 544, 547, 548, 549 and/or 502(d) and/or the right to recover on account of any such claims under section 550 of the Bankruptcy Code. Upon the entering of this Order by the Bankruptcy Court, the Avoidance Claims shall be deemed timely filed and the statute of limitations on all Avoidance Claims are hereby tolled for a period of up to and including sixty (60) days after the first Effective Date Anniversary, to the extent that the Avoidance Claims are transferred to the Creditors’ Committee pursuant to this Section.

JJ.     The Plan and the Plan Documents have been negotiated in good faith and at arms’ length and shall, on and after the Effective Date, except as addressed herein or in any future order of the Bankruptcy Court contemplated by this Confirmation Order, constitute legal, valid, binding and authorized obligations of the respective parties thereto and will be enforceable in accordance with their terms.

KK.     Pursuant to section 1142(a) of the Bankruptcy Code, except as addressed herein or in any future order of the Bankruptcy Court contemplated by this Confirmation Order, the Plan and the Plan Documents will apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law. The Debtor, the Creditors’ Committee, the DIP Lender, the Pre-petition Secured Lender, the lender under the New Loan, and all of their respective directors, officers, employees, attorneys and tax advisors will be acting in good faith if they proceed to (1) consummate the Plan and the agreements, settlements, transactions, transfers and documentation contemplated thereby and (2) take any actions authorized and directed by this Confirmation Order.

LL.     New Loan. The availability and funding of the loan proceeds to be available under the New Loan are necessary to the consummation of the Plan and the operation of the Reorganized Debtor. The terms and conditions of the New Loan are fair and reasonable under the circumstances and the Debtor has exercised its reasonable business judgment in determining to enter into the New Loan. The Debtor provided sufficient and adequate notice of the New Loan. The execution, delivery and performance by the Debtor or Reorganized Debtor, as the case may be, of any documents in connection with the New Loan, and performance by the Debtor or Reorganized Debtor, as the case may be, under the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order. Moreover, the New Loan (including, without limitation, any and all terms, conditions and covenants thereof) has been negotiated in good faith and at arms’ length with each of the parties thereto and each party thereto may rely on the provisions of this Confirmation Order in closing the New Loan.

Executory Contracts and Unexpired Leases

MM.     The Debtor has exercised sound business judgment in determining whether to assume or reject each of its executory contracts and unexpired leases pursuant to Article X of the Plan. Each assumption or rejection of an executory contract or unexpired lease as provided in Article X of the Plan shall be legal, valid and binding upon the Reorganized Debtor and all non-debtor counterparties to such contracts or leases, all to the same extent as if such assumption or rejection has been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court before the Confirmation Date under section 365 of the Bankruptcy Code. Each assumption or rejection of an executory contract or unexpired lease as provided in Article X of the Plan shall include all exhibits, schedules, riders, modifications, declarations, amendments, supplements, attachments, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on the Assumption Schedule.

NN.     The Debtor has satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption of executory contracts and unexpired leases pursuant to the Plan. The Debtor has cured, or provided adequate assurances that the Reorganized Debtor will cure, defaults (if any) under or relating to each of the executory contracts and unexpired leases being assumed under the Plan.

Exculpations, Injunctions and Releases

OO.     The exculpation, injunctions and releases set forth in Article XIII of the Plan are fair and reasonable and are in the best interests of the Debtor, its estate and parties in interest. Further, the exculpation provisions in the Plan do not relieve any party of liability for an act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence. Based upon the record of the Chapter 11 Case and the evidence proffered, adduced and/or presented at the Confirmation Hearing, this Court finds that the injunctions, exculpations and releases set forth in Article XIII of the Plan are consistent with the Bankruptcy Code and applicable law.

The Plan Satisfies Confirmation Requirements

PP.     Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.     Solicitation and Notice. Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Case, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. The solicitation of votes on the Plan complied with the solicitation procedures in the Disclosure Statement Order and were appropriate and satisfactory based upon the circumstances of the Chapter 11 Case, and were in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

2.     Confirmation. The Plan in the form annexed hereto as Exhibit A, and each of its provisions, except as provided in this Confirmation Order or future order of this Bankruptcy Court contemplated by this Confirmation Order, shall be, and hereby is, confirmed under section 1129 of the Bankruptcy Code.

3.     Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on or after entry of this Confirmation Order and subject to the occurrence of the Effective Date, the provisions of the Plan shall bind (a) any holder of a Claim against or Equity Interest in the Debtor and their respective successors and assigns, whether or not such Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has filed a proof of claim or accepted the Plan, (b) any and all non-debtor parties to assumed executory contracts and unexpired leases with the Debtor, (c) any other party in interest in the Chapter 11 Case and (d) each of their respective heirs, executors, administrators, successors, or assigns.

4.     Plan Classification Controlling. The classification of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classification set forth on the Ballots tendered or returned by Creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Plan for distribution purposes and (c) shall not be binding on the Debtor, the Reorganized Debtor, Creditors, or interest holders for purposes other than voting on the Plan.

5.     Distributions Under the Plan. All distributions under the Plan shall be made in accordance with Article IX of the Plan.

6.     Continued Corporate Existence. Except as otherwise provided for in the Plan, the Reorganized Debtor shall continue to exist after the Effective Date with all the power of a corporation under Delaware law and pursuant to its corporate governance documents.

7.     Cancellation of Existing Equity Interests and Instruments. On the Effective Date, all of the then existing Equity Interests in the Debtor, including, without limitation, any and all common stock, preferred stock, options or rights to exercise warrants or options or any other security that is convertible into or provides a right to otherwise acquire any common stock or any other interest in the Debtor, and any plan relating to the same, including without limitation, the Debtor’s 2009 Equity Incentive Plan, shall be deemed canceled, terminated and of no force and effect, as permitted by, among others, section 1123 of the Bankruptcy Code, without the need for any further action to be taken by the Debtor, the holder of the Equity Interests or any other party, and the certificates that previously evidenced ownership of those Equity Interests shall be deemed canceled (all without further action by any person or the Bankruptcy Court) and shall be null and void and such certificates shall evidence no rights or interests in the Debtor or the Reorganized Debtor. Except (a) as otherwise expressly provided in the Plan, (b) with respect to executory contracts or unexpired leases that have been assumed by the Debtor, (c) for purposes of evidencing a right to distributions under the Plan, or (d) with respect to any Claim that is reinstated and rendered unimpaired under the Plan, on the Effective Date, the Debtor’s obligation under any document, agreement, debt instrument, or lien evidencing any Claim or Equity Interest in the Debtor shall be automatically discharged and released, without further act or action under any applicable agreement, law, regulation, order or rule; provided, that any obligations of the Debtor under the DIP Facility that expressly survive repayment of the DIP Facility shall not be discharged.

8.     Contribution of Claims and Issuance of New Valence Stock. Pursuant to Section 5.5 of the Plan, the contribution of $50,000,000 of the Pre-petition Secured Lender Claims to the Reorganized Debtor and the issuance by the Reorganized Debtor to the Pre-petition Secured Lender of the New Valence Stock and of the equity securities to be issued pursuant to the Equity Incentive Plan on the Effective Date shall be authorized without the need for any further corporate action and without the need for any further action by holders of Claims or Equity Interests, and the Debtor and the Reorganized Debtor are authorized to take all action in order to effectuate and implement the foregoing.

9.     Vesting of Assets (11 U.S.C. § 1141(b), (c)). As set forth in Sections 5.6 and 13.1 of the Plan, as of the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtor’s estate shall vest in the Reorganized Debtor, free and clear of all Liens, Claims, encumbrances, charges and other interests, except as provided in the Plan or in this Confirmation Order. From and after the Effective Date, the Reorganized Debtor may operate its businesses and use, acquire and dispose of property free of any restrictions of the Bankruptcy Code. The vesting, on the Effective Date, of the property of the Debtor’s estate in the Reorganized Debtor does not constitute a voidable transfer under the Bankruptcy Code or applicable non-bankruptcy law.

10.     Intercompany Claims. The treatment of Intercompany Claims in Article XI of the Plan is approved in its entirety.

11.     Releases of Liens. Except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, including the New Loan, concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, liens and other security interests against the property of any Debtor estate shall be fully cancelled, terminated, released, discharged and extinguished (except to the extent expressly reinstated under the Plan), and all right, title and interest of any holder of such mortgages, deeds of trust, financing statements, liens and other security interests, including any rights to any collateral thereunder, shall revert to the Reorganized Debtor.

12.     Retained Assets. To the extent that the succession to assets of the Debtor by the Reorganized Debtor pursuant to the Plan is deemed to constitute a “transfer” of property, such transfers of property to the Reorganized Debtor (a) are or shall be legal, valid and effective transfers of property, (b) vest or shall vest the Reorganized Debtor with good title to such property, free and clear of all Liens, Claims, encumbrances, charges, or interests, except as expressly provided in the Plan or this Confirmation Order, (c) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable non-bankruptcy law and (d) do not and shall not subject he Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, by laws affecting successor or transferee liability.

13.     Objections to Claims. Objections to Claims against the Debtor may be interposed and prosecuted only by the Debtor and the Reorganized Debtor, and shall be interposed and prosecuted as provided in the Plan.

14.     Assumption or Rejection of Executory Contracts and Unexpired Leases. The assumption or rejection of executory contracts and unexpired leases by the Debtor, and Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan, shall be treated in accordance with Article X of the Plan.

15.     General Authorization. The Debtor shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases and other agreements and to take such other actions as may be necessary to effectuate and further evidence the terms and conditions of the Plan, the Plan Documents and any notes or securities issued pursuant to the Plan. As of the Effective Date, the Debtor and their respective directors, officers, employees, agents, attorneys, financial advisors and investment bankers are authorized and empowered pursuant to section 1142(b) of the Bankruptcy Code and other applicable state laws to (a) grant, issue, execute, deliver, file, or record any agreement, document, or security, including, without limitation, the New Loan Note and the documents contained in the Plan Supplement, as modified, amended and supplemented by Berg & Berg in its sole discretion, (b) take any action necessary or appropriate to implement, effectuate and consummate the Plan in accordance with its terms and (c) to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and the Plan Documents prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation, including, without limitation, any action required by the directors or stockholders of the Reorganized Debtor, including, among other things, (i) the adoption of the Third Amended and Restated Certificate of Incorporation, the Fifth Amended and Restated Bylaws of the Reorganized Debtor and the Equity Incentive Plan, (ii) the termination and cancellation of any outstanding instrument, document, or agreement evidencing the Equity Interests in the Debtor, (iii) the issuance of the New Valence Stock and the equity securities to be issued under the Equity Incentive Plan, (iv) the execution and delivery of all documents arising in connection with the New Loan and the performance of the Reorganized Debtor’s obligations thereunder, (v) the incurrence of all obligations contemplated by the Plan Documents and the making of all distributions under the Plan, and (vi) the entry into any and all transactions, contracts, leases, instruments, releases and other documents and arrangements permitted by applicable law, order, rule or regulation. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or the Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order pursuant to section 1142(b) of the Bankruptcy Code. Pursuant to section 1142 of the Bankruptcy Code, to the extent that, under applicable non-bankruptcy law or the rules of any stock exchange, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of the Debtor or the Reorganized Debtor, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the Debtor or the Reorganized Debtor. Any and all documents contemplated herein shall be accepted by the applicable state filing offices and recorded, if required, in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.

16.     Plan Supplement. The documents contained in the Plan Supplement and any amendments, modifications and supplements thereto as deemed necessary by Berg & Berg in its sole discretion, and all documents and agreements introduced into evidence by the Debtor at the Confirmation Hearing (including all exhibits and attachments thereto and documents referenced therein), and the execution, delivery and performance thereof by the Debtor is authorized and approved, including, but not limited to (a) all documents arising in connection with the New Loan, (b) the Third Amended and Restated Certificate of Incorporation of the Reorganized Debtor, (c) the Fifth Amended and Restated Bylaws of the Reorganized Debtor, (d) the Equity Incentive Plan. The execution version of the documents comprising the Plan Supplement, if executed and approved by Berg & Berg, shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and, to the extent applicable, shall create, as of the Effective Date, all liens and security interests purported to be created thereby.

17.     New Loan. The New Loan and the documents and agreements arising in connection therewith are hereby approved in their entirety. The Reorganized Debtor is authorized to execute, deliver, file, or record the documents arising in connection with the New Loan and all documents and exhibits related thereto, and to take such other actions as may be necessary to effectuate the New Loan arrangement and perform all obligations thereunder. The Reorganized Debtor’s entry into the New Loan pursuant to the documents arising in connection with the New Loan, the incurrence of the indebtedness thereunder, and the payment of all fees and expenses contemplated thereunder, on or as soon as reasonably practicable following the Effective Date, are hereby authorized without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Equity Interests. The documents arising in connection with the New Loan and all related documents shall, upon their execution, constitute legal, binding and authorized obligations of the Reorganized Debtor, enforceable in accordance with their terms, entered into for good value and consideration. The financial accommodations to be extended pursuant to the New Loan are being extended for legitimate business purposes and shall not be subject to recharacterization. On the Effective Date, all of the liens and security interests to be granted in accordance with the Exit Facility shall be deemed to be approved and shall be legal, binding and enforceable liens on the collateral granted thereunder.

18.     Directors and Officers. Pursuant to 7.3 of the Plan, effective as of the Effective Date, the management and operation of the Reorganized Debtor shall become the general responsibility of the board of directors of the Reorganized Debtor. The members of the initial board of directors of the Reorganized Debtor shall be as provided for in the Plan. The persons serving as the officers of the Debtor immediately prior to the Effective Date shall serve as the officers of the Reorganized Debtor as of the Effective Date. Such officers shall serve in accordance with applicable non-bankruptcy law, any employment agreement entered into with the Reorganized Debtor on or after the Effective Date, and the Reorganized Debtor’s organizational documents.

19.     Authorization of New Securities. Pursuant to Section 5.5 of the Plan, the Reorganized Debtor is hereby authorized to issue the New Valence Stock and the equity securities to be issued under the Equity Incentive Plan on or as soon as reasonably practicable following the Effective Date, without the need for any further corporate action or further order of the Bankruptcy Court and without any further action by holders of Claims or Equity Interests.

20.     Securities Laws Exemption. In accordance with section 1145(a) of the Bankruptcy Code, the offer and sale under the Plan of the New Valence Stock and the equity securities to be issued under the Equity Incentive Plan will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, and under applicable state securities laws. The issuance of such securities shall be exempt from the requirements of section 16(b) of the Securities Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisition of such securities or pecuniary interest therein by an officer or director as of the Effective Date.

21.     Payment of Statutory Fees. All fees due and payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court, shall be paid on or before the Effective Date without the need to file any applications with the Bankruptcy Court. The Debtor and the Reorganized Debtor shall (a) continue to pay all fees due and payable pursuant to section 1930 of title 28 of the United States Code until the closing conversion or dismissal of the Chapter 11 Case and (b) provide the required post-confirmation reporting to the U.S. Trustee until the Chapter 11 Case is closed.

22.     Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules and regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan Documents, the Disclosure Statement, and any documents, instruments, or agreements, and any amendments or modifications thereto.

23.     Filing and Recording. This Confirmation Order (a) is and shall be effective as a determination that, on the Effective Date, all Claims and Equity Interests existing prior to such date have been unconditionally released, discharged and terminated, except as otherwise provided in the Plan and (b) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement and consummate the transactions contemplated by the Plan Documents and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax, or similar tax imposed by state or local law. The Lender under the New Loan is hereby authorized, but not required, to file or record financing statements, trademark filings, copyright filings, mortgages, notices of lien or similar instruments in any jurisdiction, or take possession of or control over, or take any other action in order to validate and perfect the liens and security interests granted to it under the New Loan, in each case without the necessity to pay any mortgage recording fee or similar fee or tax.

24.     Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from the Debtor to the Reorganized Debtor or to any entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtor or the Reorganized Debtor; (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment.

25.     Discharge of Debtor. Pursuant to Section 13.6 of the Plan, upon the Effective Date and in consideration of the distributions to be made under the Plan, if any, each holder of a Claim or Equity Interest and any affiliate of such holder (and any trustee or agent on behalf of such holder or affiliate) shall be deemed to have forever waived, released and discharged the Debtor and the Reorganized Debtor, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights and liabilities that arose prior to the Confirmation Date. Upon the Effective Date, all such Persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting against the Debtor or the Reorganized Debtor or its respective properties or interests in property, any such discharged Claim against or Equity Interest in the Debtor or the Reorganized Debtor.

26.     Injunctions.

(a)     Except as otherwise expressly provided in the Plan, all Persons or entities who have held, hold or may hold Claims or Equity Interests and all other parties in interest, along with their respective present or former employees, agents, officers, directors, managers and principals (in their capacities as such), shall be permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim against or Equity Interest in the Debtor or the Reorganized Debtor, (ii) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor or the Reorganized Debtor, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or the Reorganized Debtor or against the property or interests in property of the Debtor or the Reorganized Debtor, (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to the Debtor or the Reorganized Debtor or against the property or interests in property of the Debtor or the Reorganized Debtor, with respect to any such Claim or Equity Interest, or (v) pursuing any Claim released pursuant to Article XIII of the Plan. Such injunction shall extend to any successors of the Debtor and the Reorganized Debtor and their respective properties and interest in properties.

(b)     Additionally, upon the entry of this Confirmation Order, all holders of Claims or Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, managers, principals and affiliates shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

27.     Terms of Injunctions or Stays. Unless otherwise provided in the Plan, this Confirmation Order, or a separate order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

28.     Exculpation. Pursuant to Section 13.9 of the Plan, as of the Confirmation Date, (a) the Debtor and its directors, officers, employees, attorneys, investment bankers, financial advisors, restructuring consultants, accountants, appraisers and tax advisors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtor and its directors, officers, employees, attorneys, investment bankers, financial advisors, restructuring consultants, accountants, appraiser and tax advisors shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation shall not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan. The Debtor, the Reorganized Debtor, the Creditors’ Committee, the Pre-petition Secured Lender, the DIP Lender, Berg & Berg as the lender under the New Loan, and their respective principals, members, managers, officers, directors, employees and agents (including any attorneys, investment bankers, financial advisors, restructuring consultants, accountants, appraisers and tax advisors) shall not have or incur any liability to any holder of any Claim or Equity Interest or any other Person for any act or omission taken or not taken in good faith in connection with, or arising out of, the Chapter 11 Case, the Disclosure Statement, the Plan, the DIP Agreement, the New Loan, the solicitation of votes for and the pursuit of confirmation of the Plan, the offer and issuance of any securities under the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions constituting willful misconduct or gross negligence or bad faith as determined by a Final Order.

29.     Releases. Pursuant to Section 13.10 of the Plan, as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, the Reorganized Debtor and any Person seeking to exercise the rights of the Debtor’s estate, including, without limitation, any estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, shall be deemed to unconditionally and forever release, waive and discharge all Causes of Action in connection with or related to the Debtor’s Chapter 11 Case, the Plan (other than the rights of the Debtor and the Reorganized Debtor to enforce the Plan and the contracts, Instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are based in whole or part on any act, omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Reorganized Debtor, the Chapter 11 Case, or the Plan and that may be asserted by or on behalf of the Debtor, its estate, or the Reorganized Debtor against (i) any of the directors, officers, or employees of the Debtor or any of the Non-Debtor Affiliates serving during the pendency of the Chapter 11 Case, (ii) the financial and legal advisors of the Debtor, (iii) the members (but not in their individual capacities) of the Creditors’ Committee; (iv) the legal advisors of the Creditors’ Committee (but not with respect to such members in their individual capacities), (v) the Pre-petition Secured Lender, (vi) the DIP Lender and (vii) Berg & Berg Enterprises, LLC as the lender under the Exit Facility, provided however, that the foregoing shall not operate as a waiver or release from any Causes of Action arising out of the actual or intentional fraud, gross negligence, willful misconduct or criminal conduct of any such Person.

30.     Reservation of Rights. Except as provided in the Plan, nothing contained in the Plan or this Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense that the Debtor had immediately prior to the Commencement Date, against or with respect to any Claim. The Reorganized Debtor shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff, and other legal or equitable defenses that the Debtor had immediately prior to the Commencement Date as fully as if the Chapter 11 Case had not been commenced, and all of the Reorganized Debtor’s legal and equitable rights respecting any Claim may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Case had not been commenced.

31.     Dissolution of the Creditors’ Committee. Pursuant to Section 13.4 of the Plan, the Creditors’ Committee shall remain in existence until such time as the Reorganized Debtor makes the second payment to holders of Allowed General Unsecured Claims, at which point the Creditors’ Committee shall be deemed automatically dissolved without the need for any further action to be taken or document to be signed. Notwithstanding such dissolution, the Creditors’ Committee’s professionals may seek payment of any unpaid Administrative Expenses pursuant to the Plan incurred through the Effective Date. In the event of the failure of the Reorganized Debtor to make the second payment to holders of Allowed General Unsecured Claims on a timely basis, (a) the Creditors’ Committee shall have the right to pursue against the Reorganized Debtor legal remedies for such failure by the Reorganized Debtor, including, but not limited to, seeking to revoke confirmation of the Plan and (b) counsel for the Creditors’ Committee shall be entitled to be paid by the Reorganized Debtor for the reasonable fees and expenses incurred by such counsel in taking actions on behalf of the Creditors’ Committee resulting from such failure by the Reorganized Debtor.

32.     Post-Confirmation Date Professional Fees and Expenses. From and after the Confirmation Date, the Reorganized Debtor shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional Persons thereafter incurred by the Reorganized Debtor.

33.     Withholding and Reporting Requirements. In connection with the Plan and all Instruments issued in connection therewith and distributed thereon, the Debtor and the Reorganized Debtor shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit on account of such distribution, including withholding tax obligations in respect of in-kind (non-Cash) distributions. Any party issuing any Instrument or making any in-kind (non-Cash) distribution under the Plan has the right, but not the obligation, to refrain from making a distribution unless the holder of the Allowed Claim, for which such distribution is to be made, has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

34.     Notice of Entry of Confirmation Order. Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), the Debtor shall file and serve notice of entry of this Order in substantially the form annexed hereto as Exhibit B (the “Notice of Confirmation Order”) on all parties entitled to receive notice in the Chapter 11 Case, by causing the Notice of Confirmation Order to be delivered to such parties by first-class mail, postage prepaid, within ten (10) business days after entry of this Order; provided, however, that the Confirmation Notice shall not be served upon any person or entity to whom the Debtor have mailed other notices during the Chapter 11 Case that have been returned as undelivered, unless the Debtor has been informed in writing by such person or entity of that person or entity’s new address. The Notice of Confirmation Order shall also be posted on the website of the Debtor. Such notice is adequate under the particular circumstances and no other or further notice is necessary. The form of Notice of Confirmation Order substantially in the form annexed hereto as Exhibit B is approved.

35.     Notice of Effective Date. As soon as practicable after the occurrence of the Effective Date, the Debtor shall file notice of the occurrence of the Effective Date and shall serve a copy of same on all parties entitled to receive notice in the Chapter 11 Case; provided, however, that the Confirmation Notice shall not be served upon any person or entity to whom the Debtor has mailed other notices during the Chapter 11 Case that have been returned as undelivered, unless the Debtor has been informed in writing by such person or entity of that person or entity’s new address. Such notice is adequate under the particular circumstances and no other or further notice is necessary.

36.     Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Article XII of the Plan have been satisfied or waived pursuant to Article XII of the Plan.

37.     Effect of Failure of Conditions to Effective Date. In the event the conditions precedent specified in Section 12.1 of the Plan have not been satisfied or waived by the date that is sixty (60) days after the Confirmation Date, then, unless such deadline is extended with the prior written consent of Berg & Berg, (a) this Confirmation Order shall be deemed vacated without any further order of the Bankruptcy Court, (b) no distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) all of the Debtor’s obligations with respect to the Claims and the Equity Interests shall remain unchanged and none of the provisions of the Plan described herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other entity or to prejudice in any manner the rights of the Debtor or any other entity in any further proceedings involving the Debtor or otherwise.

38.     Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

39.     Retention of Jurisdiction. Upon the Effective Date, the Bankruptcy Court may properly retain, and if appropriate, shall exercise jurisdiction over the matters set forth in Article XV of the Plan and section 1142 of the Bankruptcy Code. The Court shall also retain jurisdiction to hear and determine all matters arising from or related to the implementation, interpretation and/or enforcement of this Order. Notwithstanding anything to the contrary in this Order or the Plan, the Bankruptcy Court’s retention of jurisdiction shall not govern the enforcement of the terms of the New Loan (or any related documents) or any liens, rights or remedies arising thereunder but instead such enforcement shall be governed as set forth in the documents arising in connection with the New Loan.

40.     Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibits), the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the federal laws of the United States and, to the extent there is no applicable federal law, the laws of the State of Texas (without giving effect to the principles of conflicts of law thereof).

41.     Severability. Each term and provision of the Plan, as it may have been altered or interpreted by this Bankruptcy Court, is valid and enforceable pursuant to its terms.

42.     Conflicts Between Confirmation Order and Plan. The failure to specifically include any particular provision of the Plan in this Confirmation Order or any further order of the Bankruptcy Court contemplated by this Confirmation Order will not diminish the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan is confirmed in its entirety and incorporated herein by this reference. The provisions of the Plan Documents, this Confirmation Order and any further order of the Bankruptcy Court contemplated by this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is any inconsistency between the provisions of the Plan Documents and this Confirmation Order or any further order of the Bankruptcy Court contemplated by this Confirmation Order, the terms and conditions contained in this Confirmation Order or such further order of the Bankruptcy Court shall govern and shall be deemed a modification to the Plan and shall control and take precedence. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent unless expressly stated by further order of the Bankruptcy Court.

43.     Final Order. This Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

# # #

AGREED AS TO FORM AND SUBSTANCE

STREUSAND, LANDON & OZBURN, LLP

811 Barton Springs Road, Suite 811

Austin, Texas 78704

Phone:     (512) 236-9900

Fax:          (512) 236-9904

By:	/s/ Sabrina L. Streusand
Sabrina L. Streusand
Texas State Bar No. 11701700

ATTORNEYS FOR DEBTOR AND DEBTOR-IN-POSSESSION

LEVENE, NEALE, BENDER, YOO & BRILL, LLP

10250 Constellation Blvd., Suite 1700

Los Angeles, California 90067

Phone:     (310) 229-1234

Fax:          (310) 229-1244

By:	/s/ Ron Bender
Ron Bender
California State Bar No. 143364 Monica Kim California State Bar No. 180139

COUNSEL FOR BERG & BERG ENTERPRISES, LLC

BRINKMAN PORTILLO RONK, PC

4333 Park Terrace Drive, Suite 205

Westlake Village, CA 91361

Phone:     (818) 597-2992

Fax:          (818) 597-2998

By:	/s/ Daren Brinkman
Daren Brinkman
California State Bar No. 158698 David Oken California State Bar No. 175219

COUNSEL FOR THE COMMITTEE OF UNSECURED CREDITORS

EXHIBIT A

THE CONFIRMED PLAN

EXHIBIT B

NOTICE OF ENTRY OF CONFIRMATION ORDER

IN THE UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF TEXAS

AUSTIN DIVISION

IN RE: VALENCE TECHNOLOGY, INC., Debtor.	§ § § § § § §	Chapter 11 CASE NO. 12-11580-CAG

NOTICE OF ENTRY OF AN ORDER CONFIRMING

THE DEBTOR’S FIRST AMENDED PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TO CREDITORS, EQUITY INTEREST HOLDERS AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that an order (the “Confirmation Order”) of the Honorable Craig A. Gargotta, United States Bankruptcy Judge, confirming the Debtor’s First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated September 20, 2013 (the “Plan”), of Valence Technology, Inc., (“Valence”) in the above-referenced chapter 11 case, as debtor and debtor in possession (collectively, the “Debtor”), was entered by the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) on November 18, 2013. Unless otherwise defined in this notice, capitalized terms used herein shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan and the related documents, are available at www.valence.com or the Bankruptcy Court’s website at www.txwb.uscourts.gov. To access documents on the Bankruptcy Court’s website, you will need a PACER password and login, which can be obtained at http://www.pacer.psc.uscourts.gov.

PLEASE TAKE FURTHER NOTICE that, as of the Effective Date of the Plan, the Plan and its provisions are binding on the Debtor, the Reorganized Debtor, any holder of a Claim against, or Equity Interest in, the Debtor and such holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder or entity voted to accept the Plan.

Injunction

PLEASE TAKE FURTHER NOTICE that the Plan contains an injunction which prevents, among other things, any holder of any Claim or Equity Interest or any other party from directly or indirectly commencing or continuing, in any manner, any action or other proceeding of any kind against the Debtor, the Reorganized Debtor, or certain other parties, enforcing judgments related to such Claims or Equity Interests, asserting rights of setoff, recoupment or subrogation, or interfering in any way with the Plan. In addition, except as provided in the Plan, the Debtor and the Reorganized Debtor have no liability for any Claim or Equity Interest in the Debtor that are cancelled or terminated under the Plan or which arose prior to the Effective Date of the Plan (other than for payments provided to be made under the Plan).

Rejection of Executory Contracts and Unexpired Leases

PLEASE TAKE FURTHER NOTICE that Section 10.1 of the Plan provides that all executory contracts and unexpired leases that exist between the Debtor and any Person shall be deemed rejected, as of the Confirmation Date, by the Debtor except for (i) any executory contract or unexpired lease that was previously expired or terminated pursuant to its own terms, (ii) any executory contract or unexpired lease that was previously assumed or rejected by the Debtor pursuant to an order of the Bankruptcy Court, (iii) any executory contract or unexpired lease that is the subject of a motion by the Debtor to assume or reject that is pending as of the Confirmation Date, (iv) any executory contract or unexpired lease that is specifically designated on the Assumption Schedule to the Plan Supplement, as a contract or lease to be assumed or to be assumed and assigned, as the case may be, (v) any contract, including Insurance Policies and Benefit Plans, that is assumed pursuant to the Plan, or (vi) any provision that is a confidentiality or indemnification provision, to the extent required to continue to be enforceable.

If you are not a counterparty to an executory contract or unexpired lease (i) that was previously expired or terminated pursuant to its own terms, (ii) that was previously assumed or rejected by the Debtor pursuant to an order of the Bankruptcy Court, (iii) that is the subject of a motion by the Debtor to assume or reject that is pending as of the Confirmation Date, (iv) that is specifically designated on the Assumption Schedule to the Plan Supplement, as a contract or lease to be assumed or to be assumed and assigned, as the case may be, (v) that is assumed pursuant to the Plan, or (vi) that is a confidentiality or indemnification provision, to the extent required to continue to be enforceable, your executory contract or unexpired lease has been rejected as of the Effective Date.

Pursuant to the Confirmation Order, claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court and served upon the Debtor and the Reorganized Debtor no later than thirty (30) days after the later the date that notice is mailed regarding (i) entry of an order approving the rejection of such executory contract or unexpired lease if not rejected by entry of the Confirmation Order, (ii) entry of the Confirmation Order, (iii) amendment of the Assumption Schedule that results in the rejection of such executory contract or unexpired lease and (iv) rejection of such executory contract or unexpired lease pursuant to the Plan. Any such Claim not filed within such time shall be forever barred from assertion against the Debtor and its estate or the Reorganized Debtor or its property. Each such proof of claim shall be an original, shall substantially conform to the proof of claim form previously approved by the Court or Official Form No. 10, shall be duly executed and written in the English language, shall set forth the Debtor’s name and the chapter 11 case number, and shall set forth all amounts claimed therein in United States dollars.

Administrative Expense Claims Bar Date

PLEASE TAKE FURTHER NOTICE that the holder of an Administrative Expense Claim, other than (i) a liability incurred and payable in the ordinary course of business by the Debtor (and not past due) or (ii) an Administrative Expense Claim that has been Allowed on or before the Effective Date, must file with the Bankruptcy Court and serve on: (a) counsel to the Debtor and Reorganized Debtor, Streusand, Landon & Ozburn, LLP, 811 Barton Springs Road, Suite 811, Austin, Texas 78704, Attn: Sabrina L. Streusand; (b) counsel to the Pre-Petition Secured Lender, Fritz, Byrne, Head & Harrison, PLLC, 98 San Jacinto Blvd., Suite 2000, Austin, Texas 78701, Attn: Lisa Fancher, and Levene, Neale, Bender, Yoo & Brill, LLP, 10250 Constellation Blvd., Suite 1700, Los Angeles, California 90067, Attn: Ron Bender; (c) counsel to the Creditors’ Committee, Brinkman, Portillo, & Ronk, PC, 4333 Park Terrace Drive, Suite 205, Westlake Village, California 91361, Attn: Daren Brinkman; and (d) the Office of the United States Trustee, 903 San Jacinto Blvd., Room 230, Austin, Texas 78701, Attn: Valerie L. Wenger, notice of such Administrative Expense Claim on or prior to sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Such notice must include at a minimum (A) the name of the holder of the Claim, (B) the amount of the Claim and (C) the basis for the Claim. Failure to file and serve such notice timely and properly will result in the Administrative Expense Claim being forever barred and discharged.